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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Lamar Advertising Company:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Lamar Advertising Company of our reports dated June 9, 1999 relating to the financial statements of Chancellor Media Outdoor Corporation, The Outdoor Division of Whiteco Industries, Inc., Martin Media, L.P., and Martin & MacFarlane, Inc., which appear in Lamar Advertising Company's Current Report on Form 8-K dated July 6, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                              /s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
November 10, 2000